Exhibit 3.16

KILIAN MANUFACTURING CORPORATION

*  *  *  *  *  *

BY-LAWS

*  *  *  *

ARTICLE I

OFFICES

Section 1.  The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.  The corporation may also have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 3.  The books and records of the corporation may be kept either within or without the State of Delaware, except as required by statute.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  All meetings of the stockholders shall be held at the principal office of the corporation or at such other place, within or without the State of Delaware, and at such time, as may be fixed from time to time by the Board of Directors and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Amended April 28, 1976

Section 2.  The annual meeting of the stockholders shall be held on such date in the month of February as shall be fixed by the President, or, in his absence, by the Secretary-Treasurer.

Section 3.  A special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 4.  Written notice of every meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, in person or by mail addressed to him at his last known post office address, at least ten days before the date fixed for the meeting.

Section 5.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 6.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, except as otherwise provided by statute or by the Certificate of Incorporation.

Section 8.  At any meeting of the stockholders the chairman of the Board of Directors, if any, and if none or in his absence the president shall preside.

Section 9.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

ARTICLE III

DIRECTORS

Section 1.  The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these by-laws directed or required to be exercised or done by the stockholders.

Section 2.  The board shall consist of five directors.  The number of directors may be increased or decreased by resolution of the Board of Directors or by the stockholders at the annual meeting, but the number of directors which shall constitute the whole board shall be not less than three nor more than fifteen.  The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.  Directors may be removed by the stockholders at any time, with or without cause, and may be removed from office at any time for cause by a vote of the majority of the whole Board of Directors after being afforded an opportunity to be heard.

Section 3.  The board may hold meetings, both regular and special, either within or without the State of Delaware, at such place and time as a majority of the board may from time to time appoint, or as may be designated in any notice calling a meeting.

Section 4.  Special meetings of the board may be called by the president or on the written request of any two directors.

Section 5.  Notice of the time and place of each directors’ meeting shall be given to each director by written notice mailed to him at his residence at least two days before the day on which such meeting is to be held, or by telegraph, telephone or personally at least twenty-four hours before the time at which such meeting is to be held.

Section 6.  At all meetings of the board one-third of the total number of directors on the board at the time but not less than two directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Any action required or permitted to be

taken at any meeting of the Board of Directors may be taken without a meeting if all the members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

Section 8.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including an executive committee, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.  The board may delegate to the executive committee, if any, authority to exercise all the powers of the board while the board is not in session.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or of the executive committee.  Other committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

ARTICILE IV

OFFICERS

Section 1.  The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a vice president, a secretary, a treasurer and such other officers as the board may choose.  Two or more offices may be held by the same person, except that the offices of president and secretary shall not be held by the same person.  Officers shall hold office until the meeting of the board following the next annual meeting of the stockholders and until their successors are chosen and qualified, subject to the right of the board to remove officers, abolish the offices, or increase or reduce the term of office.  The officers shall have such powers and shall perform such duties as the board may determine.

ARTICLE V

STOCK AND STOCKHOLDERS

Section 1.  Every holder of stock of the corporation shall be entitled to have a certificate, signed in the name of the corporation by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

LOST CERTIFICATES

Section 2.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and form as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

REGISTERED STOCKHOLDERS

Section 3.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

FISCAL YEAR

Section 1.  The fical year of the corporation shall be fixed by resolution of the Board of Directors and in the event that it is not so fixed, it shall be the calendar year.

ARTICLE VII

AMENDMENTS

Section 1.  These by-laws may be altered or repealed at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the office of such meeting.